UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 2, 2010

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600 Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2010, Career Education Corporation (the “Company”) issued a press release announcing among other things the departure of Deborah L. Lenart as the Company’s Senior Vice President – University Strategic Business Unit in connection with the creation of the Shared Services Group. The effective date of Ms. Lenart’s separation from employment will be November 5, 2010.

The Company is negotiating a separation agreement with Ms. Lenart and will amend this Form 8-K to provide the required information when available. A copy of the press release announcing the foregoing change is attached hereto as Exhibit 99.1, and the information contained in the press release is incorporated by reference to this Report.

Item 9.01.	Financial Statements and Exhibits.

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press release of Company dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/s/ Michael J. Graham
Michael J. Graham
Executive Vice President and Chief Financial Officer

Dated: November 2, 2010

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of Company dated November 2, 2010.